EXHIBIT 99

United Bancorp, Inc. 201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contacts: Scott A. Everson President and CEO (740) 633-0445, ext. 6154 ceo@unitedbancorp.com	Randall M. Greenwood Senior Vice President, CFO and Treasurer (740) 633-0445, ext. 6181 cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:	11:00 a.m. October 10, 2019

United Bancorp, Inc. Reports an Increase in Net Income of 37% for the Nine Months Ended September 30, 2019; Diluted Earnings per Share of $0.88 versus $0.71 Reported in 2018, and a Forward Dividend Yield of 4.93%

MARTINS FERRY, OHIO ◆◆◆ United Bancorp, Inc. (NASDAQ: UBCP) reported diluted earnings per share of $0.88 and net income of $5,041,000 for the nine months ended September 30, 2019, as compared to $0.71 and $3,691,000, respectively, for the corresponding nine-month period in 2018. The Company’s diluted earnings per share for the three months ended September 30, 2019 was $0.31 as compared to $0.25 to the same period in the previous year. These year-over-year improvements in UBCP’s earnings are directly related to the Company executing its strategic vision of achieving profitable growth by both growing organically and acquiring other like-minded community banking organizations.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, “We are pleased to report on our solid financial performance for the three-month period ended September 30, 2019 and year-to-date. For the most recently ended quarter, our Company had an increase in net income of $450,000, or 34%, on a year-over-year basis. For the nine-month period ending September 30, 2019, our Company saw its net income increase by $1,350,000, or 37%, to a level of $5,041,000 — which is a new earnings record for our Company for the corresponding period. This increase in earnings is highly correlated to the strong organic and acquisition-related growth that our Company experienced during the past twelve months. Even with the issuance of common shares to facilitate our most recent acquisition completed in the fourth quarter of 2018, our diluted earnings per share was $0.31 versus $0.25 the prior year, an increase of 24%. The combination of the acquisition-related and strong organic growth that we achieved this past year facilitated the increase in the level of our Company’s higher-yielding earning assets, which grew by $142.3 million, or 29%, on a year-over-year basis. This growth in earning assets was divided between steady growth in our Company’s loan portfolio, which increased by $28.1 million, or 7.1%, and solid growth in our investment portfolio, with securities and other restricted stock increasing by $114.3 million or 126.1%. With our increased level of higher-yielding earning assets, our Company saw a year-over-year increase in the level of interest income that it generated for the nine months of 2019 of $4.6 million or 30%.”

Greenwood further stated, “In order to fund this strong growth in our earning assets — while improving our overall levels of profitability — our Company needed to attract a substantial level of cost effective funding. We achieved this by successfully growing our lower-cost, retail balances (consisting of noninterest bearing and interest bearing demand deposits and savings deposits) by $88.5 million, or 25%, year-over-year. With lower-cost retail balances totaling $437.8 million as of September 30, 2019, they comprise 80% of total deposits for the Company. The remaining growth in deposits came in the area of time deposits (consisting of certificates of deposit or term funding), which increased by $27.1 million, or 32%, since September 2018. By funding our above-peer growth in earning assets primarily with lower-costing retail funding this past year our Company was able to maintain a very solid net interest margin which was 3.67% as of the most recent quarter end.”

Greenwood continued, “From a qualitative perspective, we have successfully maintained overall strength and stability within our loan portfolio. Year-over-year, our Company continues to have very solid credit quality-related metrics supported by a relatively low level of nonaccrual loans and loans past due 30 plus days, which were $3.2 million, or 0.75 percent of total loans, at September 30, 2019. Further, net loans charged off, excluding overdrafts, was $164,000 for the nine months ended September 30, 2019, which is lower than the $238,000 charged off for the same nine-month period the previous year. Net charge offs to average loans for the first nine months of 2019 was 0.06% versus 0.08% for the same period in 2018. At these levels, we are very satisfied with the continued stable performance of our loan portfolio from a credit quality perspective.”

Greenwood concluded, “Considering that we anticipate our earning assets to continue growing at very acceptable levels and our overall credit quality to remain very solid, we firmly expect that the double-digit earnings growth that we experienced in the first nine months of the year to continue for the remainder of the current year and into future periods.”

Scott A. Everson, President and CEO stated, “We are extremely gratified to report on the strong earnings that our Company produced for the third quarter and first nine months of 2019. We greatly benefited from the positive execution of our strategic plan, which calls for us to grow through acquiring other like-minded community banking organizations, building new banking centers in key and complimentary markets and capitalizing on prudent, yet profitable, organic opportunities. Over the course of the past twelve months, we had success in these key areas on which we keenly focus. With the double-digit growth that we have experienced during this timeframe, our Company has produced record earnings. In addition, we are well on our way to achieving our strategic vision of growing our assets to a level of $1.0 billion, or greater, which should also help our Company gain even greater efficiencies and higher levels of performance than we have already seen in recent quarters. As previously announced, on May 14th of this year, our Company issued $20.0 million in subordinated debt at very favorable terms. Although this does not contribute to our Tier I Capital at the corporate-level, it does add to our Tier I Capital at our bank-level. Having this new leverageable (or growth) capital at our affiliate bank-level will greatly aid in helping us attain our lofty goal for growth and driving our earnings in a positive fashion in future periods.”

Everson continued, “By continuing to utilize the “playbook” that we did last year and into the current year to achieve profitable growth, we are very optimistic about our future prospects. In addition, we will continue focusing on building our infrastructure (or, foundation) to support further growth while achieving greater efficiencies. As we have previously stated, we are strongly committed to remaining relevant within our industry by investing in our technology and origination/service platforms. Ultimately, our vision is to become an omnichannel bank — by having complete channel integration and offering mobility to our customers — thereby, serving them on their terms and through their preferred channels. We have started this initiative and believe that, for a community-minded bank, we will have a complete digital solution that will be highly appealing to our target clientele within the next year or so. Coupling this investment in technology with continued investment in growing our Company through acquisition and new branch construction in key complimentary markets, we firmly believe that we can continue to grow at acceptable levels while remaining very profitable.” Everson further commented, “As we have previously announced on June 18, 2019, our Company purchased land in Moundsville, West Virginia and has plans to construct a new banking center in this very vibrant community in the heart of the proposed ethane cracker region. This will be the Company’s first full service office in the State of West Virginia and this new location will further enhance our developing footprint in the Upper Ohio Valley Region (which is our traditional market), and nicely compliment our recent market expansion in Powhatan Point, Ohio, which is across the Ohio River from this new and exciting market. We anticipate that our new Moundsville Banking Center will be open for business toward the end of the first quarter of 2020. Even with the high level of growth that we experienced over the course of the past twelve months, we continued to maintain our overall profitability. With our year-to-date record earnings in 2019, our Company had a return on equity (ROE) of 11.2% and a return on assets (ROA) of 1.05% for the nine months ended, September 30, 2019. For many quarters, we have stated that our goal is to grow our Company in a highly profitable fashion. We are extremely delighted that we have done so and that we continue to accomplish this goal into the most recently ended quarter.”

Everson concluded, “Our primary focus continues to be rewarding our shareholders by paying a very solid cash dividend and increasing their shareholder value in our Company. During the course of the current year, we have increased our cash dividend payout by $0.0025 per quarter and are currently paying $0.1375, which on a forward basis produces a dividend yield of 4.93% based on our closing price as of the most recent quarter end. Regarding our present market valuation, on a forward basis we are currently trading at a price to earnings multiple of 9 times. With our market sector trading more in the range of 12 to 13 times at present, we are highly optimistic that we will see a higher market valuation in future periods…assuming that we continue to drive our earnings at the levels we have seen and currently project. Overall, we are extremely pleased with the direction that we are going and the results that we are producing. We continue to be highly optimistic about our future potential and look forward to realizing this upside potential in future periods!”

As of September 30, 2019, United Bancorp, Inc. has total assets of $675.8 million and total shareholder’s equity of $60.1 million. Through its single bank charter, Unified Bank, the Company has nineteen banking offices that serve the Ohio Counties of Athens, Belmont, Carroll, Fairfield, Harrison, Jefferson and Tuscarawas. The Company also operates a Loan Production Office in Wheeling, WV. United Bancorp, Inc. trades on the NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

	United Bancorp, Inc. (“UBCP”)
	For the Three Months Ended September 30,		%	$
	2019	2018	Change	Change
Earnings
Interest income on loans	$5,320,063	$4,599,416	15.67%	$720,647
Loan fees	188,383	283,792	-33.62%	$(95,409)
Interest income on securities	1,412,494	639,308	120.94%	$773,186

Total interest income	6,920,940	5,522,516	25.32%	$1,398,424
Total interest expense	1,726,523	893,332	93.27%	$833,191

Net interest income	5,194,417	4,629,184	12.21%	$565,233
Provision for loan losses	120,000	72,000	66.67%	$48,000
Net interest income after provision for loan losses	5,074,417	4,557,184	11.35%	$517,233
Service charges on deposit accounts	731,066	666,255	9.73%	$64,811
Net realized gains on sale of loans	24,851	17,652	40.78%	$7,199
Other noninterest income	246,726	213,027	15.82%	$33,699

Total noninterest income	1,002,643	896,934	11.79%	$105,709
Total noninterest expense	4,161,797	3,855,586	7.94%	$306,211
Earnings before taxes	1,915,263	1,598,532	19.81%	$316,731
Income tax expense	134,515	268,199	-49.85%	$(133,684)

Net income	$1,780,748	$1,330,333	33.86%	$450,415

Per share
Earnings per common share - Basic	$0.31	$0.25	24.00%
Earnings per common share - Diluted	0.31	0.25	24.00%
Cash Dividends paid	0.1375	0.1300	5.77%
Annualized yield based on quarter end close	4.93%	3.95%	N/A

Shares Outstanding
Average - Basic	5,519,677	4,854,934	—
Average - Diluted	5,519,677	4,859,859	—
Common stock, shares issued	5,959,351	5,560,304	—
Shares used for Book Value Computation	5,867,401	4,881,928
Shares held as treasury stock	42,409	5,744	—

	For the Nine Months Ended September 30,		%	$
	2019	2018	Change	Change
Earnings
Interest income on loans	$15,560,775	$13,056,340	19.18%	$2,504,435
Loan fees	581,162	720,149	-19.30%	$(138,987)
Interest income on securities	3,742,290	1,478,232	153.16%	$2,264,058

Total interest income	19,884,227	15,254,721	30.35%	$4,629,506
Total interest expense	4,402,131	2,122,999	107.35%	$2,279,132

Net interest income	15,482,096	13,131,722	17.90%	$2,350,374
Provision for loan losses	330,000	201,000	64.18%	$129,000
Net interest income after provision for loan losses	15,152,096	12,930,722	17.18%	$2,221,374
Service charges on deposit accounts	2,137,847	1,947,421	9.78%	$190,426
Net realized gains on sale of loans	37,941	54,418	-30.28%	$(16,477)
Other noninterest income	718,854	663,227	8.39%	$55,627

Total noninterest income	2,894,642	2,665,066	8.61%	$229,576
Total noninterest expense	12,496,001	11,188,479	11.69%	$1,307,522
Earnings before income taxes	5,550,737	4,407,309	25.94%	$1,143,428
Income tax expense	509,556	716,549	-28.89%	$(206,993)

Net income	$5,041,181	$3,690,760	36.59%	$1,350,421

Per share
Earnings per common share - Basic	$0.88	$0.71	23.94%
Earnings per common share - Diluted	0.88	0.71	23.94%
Cash dividends paid	0.4050	0.3900	3.85%

Shares Outstanding
Average - Basic	5,518,500	4,924,859	—
Average - Diluted	5,518,500	4,924,859	—

At quarter end
Total assets	$675,821,076	$525,278,642	28.66%	$150,542,434
Total assets (average)	640,070,000	491,841,000	30.14%	$148,229,000
Other real estate and repossessions	30,000	387,225	-92.25%	$(357,225)
Gross loans	421,264,659	393,181,843	7.14%	$28,082,816
Allowance for loan losses	2,120,999	2,003,868	5.85%	$117,131

Net loans	419,143,660	391,177,975	7.15%	$27,965,685
Net loans (charge offs)	(163,888)	(237,986)	-31.14%	$74,098
Net overdrafts (charge offs)	(88,001)	(81,383)	8.13%	$(6,618)

Total net (charge offs)	(251,889)	(319,369)	-21.13%	$67,480
Non-accrual loans	2,619,976	1,294,611	102.38%	$1,325,365
Loans past due 30+ days (excludes non accrual loans)	526,215	721,218	-27.04%	$(195,003)
Average loans	418,129,000	376,005,000	11.20%	$42,124,000
Cash and due from Federal Reserve Bank	13,347,316	12,910,291	3.39%	$437,025
Average cash and due from Federal Reserve Bank	19,699,000	13,043,000	51.03%	$6,656,000
Securities and other required stock	204,887,864	90,630,172	126.07%	$114,257,692
Average securities and other required stock	148,863,000	75,253,000	97.82%	$73,610,000
Average total deposits	537,064,000	408,419,000	31.50%	$128,645,000
Total deposits	549,996,178	434,331,092	26.63%	$115,665,086
Non interest bearing demand	112,854,830	92,996,212	21.35%	$19,858,618
Interest bearing demand	215,883,974	175,607,791	22.94%	$40,276,183
Savings	109,049,618	80,649,300	35.21%	$28,400,318
Time	112,207,756	85,077,789	31.89%	$27,129,967
Securities sold under agreements to repurchase	9,901,835	15,399,352	-35.70%	$(5,497,517)
Advances from the Federal Home Loan Bank	20,800,000	22,138,879	-6.05%	$(1,338,879)
Overnight advances	20,800,000	22,000,000	N/A	$(1,200,000)
Term advances	—	138,879	-100.00%	$(138,879)
Shareholders’ equity	60,054,705	45,112,465	33.12%	$14,942,240
Shareholders’ equity (average)	60,055,000	45,112,000	33.12%	$14,943,000

Stock data
Market value - last close (end of period)	$11.15	$13.15	-15.21%
Dividend payout ratio	46.02%	54.93%	-16.22%
Book value (end of period)	10.24	9.24	10.82%
Market price to book value	108.89%	142.32%	-23.49%

Key performance ratios
Return on average assets (ROA)	1.05%	1.00%	0.05%
Return on average equity (ROE)	11.19%	10.91%	0.28%
Net interest margin (federal tax equivalent)	3.67%	3.90%	-0.23%
Interest expense to average assets	0.92%	0.58%	0.34%
Total allowance for loan losses to nonaccrual loans	80.95%	154.79%	-73.83%
Total allowance for loan losses to total loans	0.50%	0.51%	-0.01%
Nonaccrual loans to total loans	0.62%	0.33%	0.29%
Nonaccrual assets to average assets	0.41%	0.34%	0.07%
Net charge-offs to average loans	0.06%	0.08%	-0.02%
Equity to assets at period end	8.89%	8.59%	0.27%